UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2007

STATER BROS. HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission file number 001-13222

Delaware	33-0350671
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

21700 Barton Road Colton, California	92324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 783-5000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On April 18, 2007, Stater Bros. Holdings Inc. (“Stater Bros.”) and its existing subsidiaries (the “Guarantors”) entered into an Indenture (the “Indenture”) with The Bank of New York Trust Company, N.A., as trustee, relating to the issuance by Stater Bros. of $285,000,000 in aggregate principal amount of its 7  3/4% Senior Notes due 2015 (the “Senior Notes”). The Senior Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were not and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The terms of the Senior Notes are governed by the Indenture. The Senior Notes bear an interest rate of 7  3/4% per annum, payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2007. The Senior Notes mature on April 15, 2015. The Senior Notes are senior unsecured obligations of Stater Bros. and are guaranteed by the Guarantors on a senior unsecured basis.

Stater Bros. may redeem the Senior Notes in whole or in part at any time after April 15, 2011, at redemption prices of 103.875% and 101.938% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on April 15 of the years 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after April 15, 2013, in each case, plus accrued and unpaid interest and liquidated damages (as defined in the Indenture), if any, to the redemption date. In addition, at any time prior to April 15, 2010, with the net cash proceeds from certain equity offerings in excess of $25 million, Stater Bros. may redeem up to 35% in aggregate principal amount of the Senior Notes at a redemption price of 107.75% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Upon a change of control (as defined in the Indenture), each holder of the Senior Notes will have the right to require Stater Bros. to make an offer to repurchase the Senior Notes owned by that holder at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the repurchase date.

The Indenture contains customary covenants that limit the ability of Stater Bros.’ and the Restricted Subsidiaries (as defined in the Indenture) to:

•	incur additional debt;

•	create liens or other encumbrances;

•	pay dividends or make other restricted payments;

•	make investments, loans or other guarantees;

•	enter into transactions with affiliates;

•	issue or sell capital stock of certain subsidiaries;

•	sell or otherwise dispose of a portion of their assets; or

•	make acquisitions or merge or consolidate with another entity.

The Indenture contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	failure to pay, or acceleration of, certain other material indebtedness;

•	failure to pay certain judgments; and

•	certain events of bankruptcy and insolvency.

An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding Senior Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts then due under the Senior Notes.

Stater Bros. will use the net proceeds from the sale of the Senior Notes to redeem all $175.0 million in aggregate principal amount of Stater Bros.’ outstanding Floating Rate Senior Notes due 2010, pay costs related to the construction of Stater Bros.’ new distribution center, redeem $15.0 million in aggregate value of Stater Bros.’ outstanding Class A Common Stock, and pay a $5.0 million dividend to La Cadena Investments, Stater Bros.’ sole shareholder. Any remaining proceeds will be used for general corporate purposes.

The foregoing description of the Senior Notes and the Indenture is qualified in its entirety by reference to the Indenture, the Restricted 144A Global Note and the Restricted Temporary Regulation S Global Note, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the issuance of the Senior Notes, Stater Bros., the Guarantors, and the initial purchaser of the Senior Notes entered into a Registration Rights Agreement, dated April 18, 2007 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Stater Bros. and the Guarantors, among other things, agree to use their commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer (the “Exchange Offer”) to exchange the Senior Notes for substantially similar debt securities of Stater Bros. that are registered under the Securities Act. Under certain circumstances, in lieu of a registered exchange offer, Stater Bros. and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the Senior Notes. In the event that a registration statement is not filed, or does not become effective, or the exchange offer is not consummated by the required times set forth in the Registration Rights Agreement, Stater Bros. will pay liquidated damages to each holder of the Senior Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default (as defined in the Registration Rights Agreement) in an amount equal to $.05 per week per $1,000 principal amount of Senior Notes held by such Holder. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Senior Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Senior Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K.

An affiliate of the initial purchaser of the Senior Notes is an agent and lender under certain credit facilities of Stater Bros. and its subsidiaries. Such initial purchaser and its affiliates may, from time to time, engage in transactions with and perform services for Stater Bros. and its affiliates in the ordinary course of business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of April 18, 2007, between Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., Santee Dairies, Inc. and The Bank of New York Trust Company, N.A.

4.2	Restricted 144A Global Note

4.3	Restricted Temporary Regulation S Global Note

4.4	Registration Rights Agreement, dated as of April 18, 2007, between Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Santee Dairies, Inc., Super Rx, Inc. and Banc of America Securities LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.

/s/ Phillip J. Smith

By:	Phillip J. Smith
Executive Vice President and Chief Financial Officer

Date: April 20, 2007

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of April 18, 2007, between Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., Santee Dairies, Inc. and The Bank of New York Trust Company, N.A.

4.2	Restricted 144A Global Note

4.3	Restricted Temporary Regulation S Global Note

4.4	Registration Rights Agreement, dated as of April 18, 2007, between Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Santee Dairies, Inc., Super Rx, Inc. and Banc of America Securities LLC.